   As filed with the Securities and Exchange Commission on September 27, 2002

                                                  REGISTRATION NO. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                          TEXAS UNITED BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                 TEXAS                                        75-2768656
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                             202 W. COLORADO STREET
                              LAGRANGE, TEXAS 78945
                                 (979) 968-8451
           (Address of Principal Executive Offices Including Zip Code)

 THE BRYAN-COLLEGE STATION HOLDING COMPANY 1998 STOCK OPTION AND INCENTIVE PLAN
                              (Full title of Plan)

                                L. DON STRICKLIN
                          TEXAS UNITED BANCSHARES, INC.
                             202 W. COLORADO STREET
                              LAGRANGE, TEXAS 78945
                     (Name and address of agent for service)

                                 (979) 968-8451
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               CHARLOTTE M. RASCHE
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
     TITLE OF SECURITIES        AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING       REGISTRATION
      TO BE REGISTERED         REGISTERED(1)      PER SHARE(1)(2)(3)        PRICE(1)(2)(3)              FEE
---------------------------------------------------------------------------------------------------------------

Common Stock, $1.00 par value   3,946 shares            $27.39                 $108,081               $10.00
===============================================================================================================

(1) This Registration Statement shall also include any additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of The Bryan-College Station Financial Holding Company 1998 Stock Option and Incentive Plan (the "Plan).

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h).

(3) All 3,946 shares under the Plan are valued at an exercise price of $27.39 pursuant to options to acquire such shares which are outstanding under the plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to
         Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by Texas United Bancshares, Inc., a Texas corporation (the "Company"), (Commission File No. 000-49928) with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement as of their respective dates:

                  1. The Company's quarterly report on Form 10-Q for the quarter ended June 30, 2002;

                  2. The Company's prospectus filed on June 27, 2002 pursuant to Rule 424(b)(3) under the Securities Act; and

                  3. The description of the Company's common stock, par value $1.00 per share, contained in the Company's Registration Statement on Form 8-A, dated July 18, 2002, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Registrant's Articles of Incorporation (the "Articles of Incorporation") and Bylaws ("Bylaws") require the Registrant to indemnify officers and directors of the Registrant to the fullest extent permitted by
Article 2.02-1 of the Texas Business Corporation Act of the State of Texas (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests and/or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

         The Registrant's Articles of Incorporation provide that a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

         The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capabilities as directors or officers of the Registrant, whether or not the Registrant would have the power to indemnify such person against such liability, as permitted by law.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

          4.1 Specimen certificate representing shares of Texas United common stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-84644)).

          4.2*+ The Bryan-College Station Financial Holding Company 1998 Stock Option and Incentive Plan.

          5.1* Opinion of Bracewell & Patterson, L.L.P. as to the validity of the common stock registered hereunder.

         23.1*    Consent of Grant Thornton LLP.

         23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

         24.1* Powers of Attorney (included as part of the signature page hereto).

----------

* Filed herewith.

+ Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that the undertakings set forth in paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAGRANGE, STATE OF TEXAS ON THE 27TH DAY OF SEPTEMBER, 2002.

                                             TEXAS UNITED BANCSHARES, INC.
                                                     (Registrant)



                                             By: /s/ L. Don Stricklin
                                                --------------------------------
                                                 L. Don Stricklin
                                                 President and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints L. Don Stricklin and Thomas N. Adams, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 27TH DAY OF SEPTEMBER, 2002.

        Signature                                                     Title
        ---------                                                     -----

/s/ L. Don Stricklin                         President and Chief Executive Officer
--------------------------------------       (principal executive officer)
L. Don Stricklin


/s/ Thomas N. Adams                          Chief Financial Officer
--------------------------------------       (principal financial officer/principal accounting officer)
Thomas N. Adams


/s/ Bruce Frenzel                            Director
--------------------------------------
Bruce Frenzel

        Signature                             Title
        ---------                             -----

/s/ Michael Kulhanek                         Director
--------------------------------------
Michael Kulhanek


/s/ Lee D. Mueller, Jr.                      Director
--------------------------------------
Lee D. Mueller, Jr.


/s/ James D. Selman, Jr.                     Director
--------------------------------------
James D. Selman, Jr.


/s/ Michael Steinhauser                      Director
--------------------------------------
Michael Steinhauser


/s/ Ervan E. Zouzalik                        Director
--------------------------------------
Ervan E. Zouzalik

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 4.1              Specimen certificate representing shares of Texas United
                  common stock (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4
                  (Registration No. 333-84644)).

 4.2*+            The Bryan-College Station Financial Holding Company 1998 Stock
                  Option and Incentive Plan.

 5.1* Opinion of Bracewell & Patterson, L.L.P. as to the validity of the common stock registered hereunder.

23.1*             Consent of Grant Thornton LLP.

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1* Powers of Attorney (included as part of the signature page hereto).

----------

* Filed herewith.

+ Management contract or compensatory plan or arrangement.